                              SETTLEMENT AGREEMENT

                  This Settlement Agreement (the "Agreement") is entered into this 17th day of October, 1996 (the "Effective Date"), by and between Robert L. Bratzler (the "Executive") and ChiRex Inc., a Delaware corporation (the "Company").

                  WHEREAS the Executive has been employed by the Company since 1995 and currently serves as its Chairman of the Board of Directors and Chief Executive Officer; and

                  WHEREAS the Executive and the Company have now determined that it is in their mutual interests to terminate their employment relationship; and

                  WHEREAS the Executive and the Company have negotiated and agreed to a final settlement of their respective rights, obligations and liabilities; and

                  WHEREAS the Executive has tendered his resignation as an active employee and as Chairman of the Board of Directors and Chief Executive Officer (including any and all positions he holds with respect to subsidiaries of the Company including InNova), effective on the Effective Date, which resignation has been accepted by the Company.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company hereby agree as follows:
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                                                                               2


                 1. Severance Payment. In consideration of the Executive's relinquishment of his positions of Chairman of the Board and Chief Executive Officer, the Company shall pay the Executive a severance payment of $91,180, which payment will be made promptly following the Revocation Period (as defined in paragraph 14). The Executive acknowledges that such severance amount represents the gross amount before all applicable federal, state and local withholding taxes that are required to be deducted by the Company. This severance payment represents the final and complete payment of all amounts owed to the Executive by the Company for services rendered as an employee, except for reimbursement of travel and other expenses.

                  2. Stock Options. The Company agrees that all stock options currently held by the Executive, which permit him to acquire the Company's stock at US $1.48 (the "Options"), shall be fully vested and immediately exercisable notwithstanding any provision to the contrary contained in such Options. Additionally, the Escrow Agreement dated March 11, 1996, among the Company, the Executive and Broomco Secretarial Services Limited is hereby terminated. The Company confirms that, so long as the Executive is a director of or consultant to the Company, the
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90-day period during which options may be exercised or lost shall not apply to the Options.

                  3. Office Space; Not an Employee. The Company shall provide the Executive, at the Company's sole expense (other than any income tax consequences that may result therefrom to the Executive), with suitable office space and secretarial services selected by the Executive; provided, however, that the aggregate cost of such office space and services shall not exceed $1,000 per month. The Company shall provide this office space and services until April 17, 1998 (the period from the Effective Date to April 17, 1998, being herein called the "Applicable Period"), but shall cease providing such office space and services if, and at such time as, the Executive becomes employed on a full-time basis by another employer. Thereafter, the Company will be under no legal or contractual obligation to continue to provide office space and services to, or to enter into a lease with, the Executive. The Executive will be permitted to use this office space for any purpose desired; provided, however, that such purpose is lawful and does not violate the provisions contained within this Agreement. The Executive agrees that he will not be employed by the Company following the Effective Date and, while using the office space or otherwise, he shall not hold himself out to any person or entity as an employee of the Company.

                  4. Benefits Continuation. During the Applicable Period, the Company shall provide the Executive with medical, dental, disability and life insurance benefits to the same extent and on the same terms and conditions as those which the Executive was receiving immediately prior to the Effective Date, or the Company will provide comparable benefits if the Executive is unable to continue to participate in the Company's medical, dental, disability and life insurance benefit plans. The Company's obligation to provide medical, dental, disability and life insurance to the Executive shall terminate if the Executive becomes employed on a full-time basis by another employer. If the Company's obligation does not so terminate, April 17, 1998, shall be treated as the "qualifying event" date under the Consolidated Omnibus Budget Reconstruction Act of 1985. Except as provided herein, the Executive shall not participate in any other Company benefit plan on or after the Effective Date.

                  5. Legal Costs. The Company agrees to reimburse the Executive for his out-of-pocket costs for legal fees and expenses incurred in connection with the review and negotiation of this Agreement and the Consulting Agreement
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(as defined below); provided, however, such costs shall not exceed $5,000 in the aggregate.

                  6. Publicity. Except as may be required by applicable law, including, without limitation, the federal securities laws, the parties hereto will not, and will cause their controlled affiliates not to, make any public statement about the claims settled herein, the subject matter thereof or the transactions contemplated hereby without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall be permitted to respond to direct questions from its stockholders, and to respond to direct questions of analysts and reporters, the Executive shall be entitled to discuss and disclose the subject matter of this Agreement with prospective employers, his spouse and his professional advisors, and both parties shall be permitted to respond to questions in connection with any arbitration, litigation or other legal proceedings. However, the parties hereto covenant that they (and in the case of the Company, the Company's officers, directors and controlled affiliates) shall not make statements to third parties, the public, the press or the media that would portray the other party in an adverse light, or cause injury to the other party's business and/or professional reputation. Any statements that the Executive or the Company makes to third parties, the public, the press or the media shall be of a non-hostile manner and of a neutral tone.

                  7. Confidentiality. The Executive shall not use for his own or any other person's benefit, or disclose, divulge or communicate to any other person, any trade or business secret or other information disclosed to or known by him as a consequence of or through his employment with the Company (including information conceived, originated or developed by the Executive), which is of a confidential or proprietary nature and not generally known to the public, about the Company's business, prospects, patents or other intellectual property, personnel, shareholders, operations, processes, budgets, plans and development programs (collectively the "Confidential Information") without the prior written consent of the Company, except (a) in connection with (i) the implementation or enforcement of this Agreement, (ii) any claim for indemnification as a director, officer, employee or agent of the Company or (iii) the Executive's defense of any civil or criminal action or proceeding, or (b) as appropriate for the performance of the Executive's obligations under this Agreement or the
Consulting Agreement, or (c) if such use or disclosure is
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                                                                               7

required by law. Such Confidential Information includes, but is not limited to,
(a) business methods and information of the Company, including prices charged, discounts given to customers or obtained from suppliers, transport rates, marketing and advertising programs, costings, budgets, turnover, sales targets or other unpublished financial information; and (b) lists and particulars of the Company's suppliers, customers and potential customers and the individual contacts or negotiations with such suppliers and customers; and (c) manufacturing or production processes and know how developed or employed by the Company or its suppliers; and (d) details as to the design or specifications of the Company's or their suppliers' products and inventions or developments relating to future products. The Executive will, upon termination of his employment, return all documents or other carriers of information in his possession, custody or control which contain records of such information and all property in the Executive's possession, custody or control belonging to the Company or its customers or suppliers or relating to the Company's business and business relationships. This restriction shall apply without limit in point of time but shall cease to apply to information or knowledge which shall come (otherwise than by breach of this clause) into the public domain or which is
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generally disclosed to third parties by the Company without restriction on such third parties or which is disclosed to the Executive by a third party not in breach of any obligation of confidentiality to the Company.

                  8. Release by the Company. The Company, on its own behalf and on behalf of its predecessors, successors and assigns, hereby releases, remises and forever discharges the Executive for himself, his heirs, executors, administrators, legal representatives, successors and assigns, from and against any and all claims, crossclaims, third party claims, counterclaims, contribution claims, indemnity claims, debts, demands, actions, promises, judgments, trespasses, extents, executions, causes of action, suits, accounts, covenants, sums of money, dues, reckonings, bonds, bills, liens, attachments, trustee process, specialties, contracts, controversies, agreements, promises, damages, and all other claims of every kind and nature in law, equity, arbitration, or other forum which Company now has or ever has had up to and including the date of this Agreement, whether absolute or contingent, direct or indirect, known or unknown. Notwithstanding the foregoing, nothing herein shall be deemed to release, remise or discharge the Executive from any claims arising out of, relating to or asserted under this Agreement.

                  9. Release by the Executive. In consideration of the fulfillment of the payments and benefits described above, some of which the Company is not required to make either by statute or contract, the Executive releases, remises and forever discharges the Company, its legal representatives, successors and assigns, past, present and future directors, officers, employees, trustees, shareholders and affiliates from and against any and all claims, cross-claims, third-party claims, counterclaims, contribution claims, debts, demands, actions, promises, judgments, trespasses, extents, executions, causes of action, suits, accounts, covenants, sums of money, dues, reckonings, bonds, bills, liens, attachments, trustee process, specialties, contracts, controversies, agreements, promises, damages, and all other claims of every kind and nature in law, equity, arbitration, or other forum which the Executive now has or ever had up to and including the date of this Agreement, whether absolute or contingent, direct or indirect, known or unknown. Additionally, the Executive hereby waives and releases the Company from any and all claims which he has, his successors or assigns have or may have against the Company for, upon or by reason of any matter, cause or thing whatsoever, including, but not limited to
(a) those that might arise in his capacity as a shareholder of the Company (both individually and derivatively), or (b) in any way related to his employment or termination of his employment by the Company, whether or not he knows them to exist at the present time, including, but not limited to, rights under federal, state or local laws prohibiting age or other forms of discrimination, including Title VII of the Civil Rights Act of 1964, as amended; Section 1981 through 1988 of Title 42 of the United States Code; the Age Discrimination in Employment Act of 1967, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act, the Americans with Disabilities Act, as amended; the Family and Medical Leave Act; the National Labor Relations Act, as amended; the Immigration Reform Control Act, as amended; the Occupational Safety and Health Act, as amended; any public policy, contract or common law; and any alleged entitlement to costs, fees or expenses, including attorneys' fees, claims for compensation or benefits earned by his past service, claims involving willful misconduct, and claims arising after the date of this Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to release, remise or discharge the Company from any claims arising out of, relating to or asserted (a) under this Agreement or the Consulting Agreement, (b) under any existing employee benefit or benefit plan provided to the Executive (including, without limitation, stock options) or with respect to reimbursement of travel and other expenses previously incurred by the Executive or (c) with respect to any right of indemnification as a director, officer or employee of the Company, whether arising under the Company's charter or by-laws, by operation of law, or otherwise.

                  10. Consulting Agreement. Contemporaneously with the execution of this Agreement, the Company and the Executive have entered into a Consulting Agreement (the "Consulting Agreement"), pursuant to which the Executive has agreed to provide consulting services to the Company during the Applicable Period. The duration of the consulting services shall have no bearing on the Executive's obligations under Sections 11 and 12.

                  11. Non-Competition. During the two-year period following the Effective Date and so long as the Company is not in default under this Agreement or the Consulting Agreement, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any biological, chemical, fine chemical, medical, pharmaceutical or similar company or business organization that sells products or services presently sold or offered for sale by the Company or presently under development by the Company. Ownership of not more than one percent (1%) of the voting stock or other securities of any publicly held corporation shall not constitute a violation of this provision. An employment or other relationship with an entity engaged both in activities directly competitive as aforesaid and in other activities shall not be deemed in breach of this Agreement if such employment or other relationship is not related to the directly competitive activities.

                  12. Non-Solicitation. Except with the prior written consent of the Company, the Executive shall not, during the Applicable Period, (a) solicit or canvas, or as a separate obligation deal with, any person who at any time during the period of twelve (12) months prior to the date of this Agreement was a customer of the Company and/or any potential customers with whom the Company had had dealings with a view to diverting business from the Company, or (b) solicit or entice away or endeavor to employ, solicit or entice away any person who is at the date of this Agreement or was at any time during the period of twelve (12) months prior to the date of this Agreement an employee of the

Company; provided, however, that this restriction shall not apply to a general solicitation of employment not specifically directed to employees of the Company or to any applications for employment, or employment, resulting therefrom.

                  13. Designs and Inventions. All designs, inventions, programs, discoveries or improvements conceived, apprehended or learned by the Executive during the course of or arising out of his employment with the Company and which concern or are applicable to products or articles manufactured or sold by or to services provided by the Company shall be the exclusive property of the Company.

                  14. Revocation. The Executive acknowledges that he has had at least twenty-one (21) days to consider the meaning of this Agreement and that he should seek advice from an attorney. Furthermore, once the Executive has signed this Agreement, he may revoke this Agreement during the period of seven (7) business days immediately following his signing of the Agreement (the "Revocation Period"). This Agreement will not be effective or enforceable until the Revocation Period has expired without any revocation from the Executive. Any revocation within this period must be submitted in writing to the Company and signed by the Executive.

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                  15. Attorney Consultation. The Executive agrees that he has entered into this Agreement after having had the opportunity to consult the advisor of his choice, including an attorney, with such consultation as he deemed appropriate and has a full understanding of his rights and of the effect of executing this Agreement, namely, that he waives any and all non-excluded claims or causes of action against the Company regarding his employment or termination of employment, including the waiver of claims set forth above. The Executive further acknowledges that his execution of the Agreement is made voluntarily and with full understanding of its consequences and has not been coerced in any way.

                  16. Full Integration. This Agreement and the Consulting Agreement constitute the entire understanding between the Executive and the Company with respect to the subject matter hereof. There are no representations, understandings or agreements of any nature or kind whatsoever, oral or written, regarding the subject matter hereof which is not included herein or in the Consulting Agreement.

                  17. Modification and Waiver. No supplement, modification, change or waiver of this Agreement or any provision hereof shall be binding unless executed in writing by the Executive and the Company evidencing their intent to
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be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  18. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  19. Massachusetts Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Any litigation arising out of this Agreement shall be conducted in a forum located within the Commonwealth of Massachusetts.

                  20. Notice. For the purposes of this Agreement, notices and all other communications provided in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:  Dr. Robert L. Bratzler
                               13 Blueberry Lane
                               Concord, Massachusetts 01742

         If to the Company:    ChiRex Inc.

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                               66 William Street
                               Wellesley, Massachusetts 02181
                               Attention:  Secretary

or to such other address as any of the parties hereto may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  21. Validity. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  22. Captions. The section captions herein are for convenience or reference only, do not constitute part of the Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  23. Further Assurances. Each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

                  24. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be
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an original but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal personally or through their duly authorized representative on the dates written by each of their signatures.

                                                 ROBERT L. BRATZLER

Signed before me                                 /s/ Robert L. Bratzler
this 17th day of                                 ------------------------------
October, 1996


 /s/ Robert Chomat                               Date: 17 Oct. '96
----------------------------                          -------------------------
     Notary Public


     ROBERT CHOMAT
Notary Public State of New York
    No. 01 CH5044886
Qualified in New York County
Commission Expires June 5, 1997


                                                 CHIREX INC.

Signed before me                                 /s/ Alan R. Clark
this 17th day of                                 ------------------------------
October, 1996

/s/ Robert Chomat                                Title: Chief Executive Officer
----------------------------                           ------------------------
    Notary Public
                                                 Date: 17 Oct '96
                                                       ------------------------

     ROBERT CHOMAT
Notary Public State of New York
    No. 01 CH5044886
Qualified in New York County
Commission Expires June 5, 1997